Exhibit 3.2

BY- LAW NO. 1

A by-law relating generally to
the transaction of the business
and affairs of

SEABRIDGE GOLD INC.

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Section 5

ADVANCE NOTICE OF DIRECTOR NOMINATIONS
5.1	Nomination of Directors	6
5.2	Notice of Nomination	6
5.3	Timely Notice	7
5.4	Information Required	7
5.5	Other Information	8
5.6	Discretion of the Chair	9
5.7	Delivery of Notice	9
5.8	Board Discretion	9

Section 6

COMMITTEES
6.1	Committee of Directors	9
6.2	Procedure	9
6.3	Transaction of Business	9
6.4	Audit Committee	9

Section 7

OFFICERS
7.1	Appointment	10
7.2	Chair of the Board	10
7.3	Chief Executive Officer	10
7.4	Chief Financial Officer	10
7.5	Secretary	10
7.6	Powers and Duties of Officers	10
7.7	Term of Office	10
7.8	Agents and Attorneys	10

Section 8

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
8.1	Limitation of Liability	11
8.2	Indemnity	11
8.3	Advancement of Expenses	11
8.4	Exclusions	12
8.5	Non-Exclusivity of Rights	12
8.6	Insurance	12
8.7	Repeal, Amendment or Modification	12

Section 9

SHARES
9.1	Allotment	12
9.2	Commissions	12
9.3	Registration of Transfer	12
9.4	Transfer Agents and Registrars	12
9.5	Non-Recognition of Trusts	12
9.6	Share Certificates	13
9.7	Non-Certificated Registered Owners.	13
9.8	Replacement of Share Certificates	13
9.9	Joint Shareholders	13
9.10	Deceased Shareholders	13

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Section 10

DIVIDENDS AND RIGHTS
10.1	Dividends	14
10.2	Dividend Payments	14
10.3	Record Date for Dividends and Rights	14

Section 11

MEETINGS OF SHAREHOLDERS
11.1	Annual Meetings	15
11.2	Special Meetings	15
11.3	Place of Meetings	15
11.4	Access to Meeting by Electronic Means	15
11.5	Notice of Meetings	15
11.6	Chair, Secretary and Scrutineers	15
11.7	Persons Entitled to be Present	15
11.8	Quorum	15
11.9	Proxies	16
11.10	Time for Deposit of Proxies	16
11.11	Joint Shareholders	16
11.12	Votes to Govern	16
11.13	Show of Hands	16
11.14	Ballots	16
11.15	Adjournment	16
11.16	Action in writing by shareholders	16

Section 12

NOTICES
12.1	Method of Giving Notice	17
12.2	Notice to Joint Shareholders	17
12.3	Computation of Time	17
12.4	Undelivered Notices	17
12.5	Omissions and Errors	17
12.6	Persons Entitled by Death or Operation of Law	17
12.7	Waiver of Notice	17
12.8	Electronic Documents	17

Section 13

REPEAL
13.1	Repeal	18

Section 14

EFFECTIVE DATE
14.1	Effective Date	18

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BE IT ENACTED as a by-law of the Corporation as follows:

Section 1

INTERPRETATION

1.1 Definitions. In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended and, in the case of such substitution, any references in the by-laws of the Corporation to provisions in the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

“annual and special meeting of shareholders” means an annual meeting of shareholders at which a special resolution is being submitted to shareholders;

“appoint” includes “elect” and vice versa;

“applicable securities laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, and the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province and territory of Canada;

“articles” means the articles, as that term is defined in the Act, of the Corporation, as amended or restated from time to time;

“board” means the board of directors of the Corporation and includes, where the context permits or requires, any committee of the board of directors in the exercise of powers delegated to it by the board of directors;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“Corporation” means Seabridge Gold Inc.;

“meeting of shareholders” includes an annual meeting, an annual and special meeting or a special meeting, of shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

“public announcement” means disclosure in a news release disseminated by a national news service in Canada or in a document publicly filed by the Corporation in accordance with applicable securities laws;

“recorded address” means, in the case of a shareholder, that person’s address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of that joint holding or the first address so appearing if there is more than one; and in the case of a director, officer, auditor or member of a committee of the board, that person’s latest address as recorded in the records of the Corporation;

“Regulations” means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor, as from time to time amended and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.4 or by a resolution passed pursuant thereto; and

“special meeting of shareholders” includes a special meeting of all shareholders entitled to vote at an annual meeting of shareholders and a meeting of any class or classes of shareholders entitled to vote on the question at issue.

Words and expressions not otherwise defined in these by-laws will have the meanings given to them in the Act or Regulations when used herein.

1.2 Interpretation. The division of this by-law into sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa; words importing gender include all genders; and words importing “persons” include individuals, bodies corporate, partnerships, trusts, associations, and unincorporated organizations, trustees, executors, administrators and legal representatives. In this by-law the words “including”, “includes” and “include” means “including (or includes or include) without limitation”. References in this by-law to a section, without further detail, shall be a reference to that section of this by-law.

1.3 Subject to the Act, Regulations, and Articles. This by-law is subject to, and should be read in conjunction with, the Act, the Regulations, and the articles. If there is any conflict or inconsistency between any provision of the Act, the Regulations, or the articles and any provision of this by-law, the provision of the Act, the Regulations, or the articles will govern.

Section 2

BUSINESS OF the CORPORATION

2.1 Registered Office. Until changed in accordance with the Act, the registered office of the Corporation will be in the province in Canada from time to time specified in the Articles, at the location determined by the board from time to time.

2.2 Corporate Seal. The Corporation may, but need not, adopt a corporate seal and if adopted it shall be in a form approved by the board.

2.3 Financial Year. The financial year of the Corporation will end on such date as may be determined by the directors from time to time.

2.4 Execution of Instruments. The board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may be signed. In the absence of specific direction by the board:

(a)	except for documents executed in the usual and ordinary course of the Corporation’s business, all deeds, transfers, assignments, bills of sale, contracts, obligations, certificates and other documents or instruments may be signed on behalf of the Corporation by any two (2) of the chair of the board, chief executive officer, president, chief financial officer, chief operating officer, any vice-president, director, secretary, assistant secretary or any person holding another executive office created by by-law or by the board; and

(b)	all cheques, drafts or orders for payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, in such manner as the board may from time to time designate by resolution.

Any signing officer may affix the corporate seal to any instrument requiring the same, but no instrument is invalid because the corporate seal is not affixed thereto.

2.5 Banking Arrangements. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, will be transacted with the banks, trust companies or other persons or organizations as may from time to time be designated by or under the authority of the board. The Corporation’s banking business, or any part thereof, shall be transacted under such agreements, instructions, and delegations of powers as the board may from time to time prescribe or authorize.

2.6 Voting Rights in Other Bodies Corporate. The board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights attaching to any securities held by the Corporation may or shall be exercised. In the absence of specific direction by the board, the signing officers of the Corporation under section 2.4 may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence will be in favour of the person or persons determined by the directors or, if not determined by the directors, by the officers executing those proxies or arranging for the issuance of voting certificates or other evidence of the right to exercise those voting rights.

Section 3

BORROWING AND SECURITY

3.1 Borrowing Power. Without limiting the borrowing powers of the Corporation as set forth in the Act and section 2.5, the board may, without authorization of the shareholders, from time to time:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell, hypothecate or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)	subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in or charge upon all or any real or personal, movable or immovable property of the Corporation, owned or subsequently acquired, including book debts, rights, powers, franchises and undertaking by way of mortgage, hypothec, pledge or otherwise, to secure payment of any evidence of indebtedness or guarantee whether present or future of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted, or endorsed by or on behalf of the Corporation.

3.2 Delegation. The board may from time to time by resolution delegate to a director, a committee of directors, or an officer of the Corporation any or all of the powers conferred on the board by section 3.1 or the Act to the extent and in the manner determined by the board at the time of delegation.

Section 4

DIRECTORS

4.1 Number of Directors and Quorum. Until changed in accordance with the Act, the board will consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles. Subject to the Act and to section 4.6, the quorum for the transaction of business at any meeting of the board will be the lowest number of directors which is not less than 50% of the number of directors then in office.

4.2 Qualification. No person will be qualified for election as a director if that person is less than 18 years of age; if that person is incapable and has been so found by a court in Canada or elsewhere; if that person is not an individual; or if that person has the status of a bankrupt. A nominee director need not be a shareholder. Subject to the Act, at least 25% of the directors will be resident Canadians.

4.3 Election and Term. Directors will be elected at each annual meeting of shareholders to hold office until the close of the next annual meeting of shareholders or, subject to the Act, until their successors are elected or appointed. At each annual meeting of shareholders, subject to the Act, all the directors then in office will retire but, if qualified, will be eligible for re-election. The election will be by ordinary resolution and a separate vote of shareholders shall be taken with respect to each candidate nominated for director.

4.4 Number of Directors. The number of directors to be elected at any annual meeting will be the number of directors then in office unless the shareholders otherwise determine. Where the shareholders adopt an amendment to the number of directors to be elected at a meeting, they may at the meeting which approved such amendment, elect the number of directors authorized by the amendment.

4.5 Vacation of Office. A director ceases to hold office on death, on removal from office, with or without cause, by an ordinary resolution of the shareholders at a special meeting of shareholders, on ceasing to be qualified under the Act, or on receipt by the Corporation of a notice of resignation given in writing or by electronic transmission, or, if a time is specified in that resignation, at the time so specified, whichever is later. Any vacancies occurring in the board by reason of death, ceasing to be qualified, or written resignation may be filled by the affirmative votes of a majority of the remaining members of the board. A director so elected shall be elected to hold office until the expiration of the term of office of the director whom they have replaced. If the shareholders remove a director at a special meeting of shareholders, the vacancy created may be filled at such special meeting of shareholders, failing which it may be filled by the board.

4.6 Appointment of Additional Directors. The Directors may, within the maximum number permitted by the Articles, appoint one or more additional Directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of Directors so appointed may not exceed one third of the number of Directors elected at the previous annual meeting of shareholders.

4.7 Action by the Board. The board will manage, or supervise the management of, the business and affairs of the Corporation. Subject to sections 4.8 and 4.9, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.8 Canadian Majority Requirement. The directors will not transact business at a meeting, other than filling a vacancy in the board, unless at least 25% of the directors present are resident Canadians, except where a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communications facilities the business transacted at the meeting; and the required number of resident Canadian directors would have been present had that director been present at the meeting.

4.9 Participation in Meetings. A director may participate in a meeting of the board or of a committee of the board by means of a telephonic, electronic, or other communication facility that permits all participants to communicate adequately with each other during the meeting, and a director participating in a meeting by those means is deemed to be present at the meeting.

4.10 Place of Meetings. Meetings of the board may be held at any place in or outside Canada.

4.11 Calling of Meetings. Meetings of the board will be held from time to time and at the time and place as the board, the chair of the board, the lead director, the chief executive officer or any two directors may determine. Should one or more of the foregoing call a meeting at (or substantially at) the same time, only one meeting shall be held at the time and place determined by, in order of priority, the board, the chair, the lead director or the chief executive officer.

4.12 Notice of Meeting. Notice of the time and place of each meeting of directors will be given in the manner provided in section 12.1 to each director not less than:

(a)	7 days, if notice is to be given as contemplated under section 12.1(b) and is mailed in Canada to all Canadian resident directors and is mailed in the United States of America (USA) to all USA resident directors;

(b)	10 days before the time the meeting is to be held, if notice is to be given as contemplated under section 12.1(b) and is mailed in Canada to a non-Canadian resident director; or

(c)	48 hours, if notice is to be given as contemplated under section 12.1(a) or 12.1(c),

before the time when the meeting is to be held.

A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except that if the Act requires any matter to be specified, reference to that matter will be made in the notice or material that accompanies the notice. A director may, in any manner, waive notice of or otherwise consent to a meeting of the board, either before or after the meeting to which that waiver or consent relates. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.13 First Meeting of New Board. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which that board is elected.

4.14 Adjourned Meeting. A majority of the directors present at any meeting of the board, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. Notice of an adjourned meeting of directors is not required if the time and place of the adjourned meeting is announced at the meeting from which the adjournment is taken.

4.15 Lead Director. If considered necessary or desirable, the board may choose to appoint a lead director of the board, who will be a director and, subject to the provisions of the Act, will have such powers and duties as the board may specify from time to time. The chair of the board or the board may also assign to a lead director duties to act as chair at meetings of the board, meetings of the executive committee of the board, or meetings of the shareholders.

4.16 Chair. The chair of any meeting of the board will be the first mentioned of the following who is a director present at the meeting: chair of the board, lead director, chief executive officer or president. If none of those is present, the directors present will choose one of their number to be chair.

4.17 Votes to Govern. At all meetings of the board, every question will be decided by a majority of the votes cast on the question. In case of an equality of votes, the chair of the meeting will not be entitled to a second or casting vote.

4.18 Remuneration and Expenses. The directors will be paid that remuneration for their services as the board may from time to time determine. The directors will also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained precludes any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.19 Resolution in Lieu of Meeting. Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or a committee of directors is as valid as if it had been passed at a meeting of the directors or a committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed.

4.20 Amendments to the Act. It is hereby affirmed that the intention of sections 4.2, 4.8 and 5.4 as they relate to Canadian representation is to comply with the minimum requirements of the Act and in the event that such minimum requirements shall be amended, deleted or replaced such that no, or lesser, requirements with respect to Canadian representation are then in force, such sections shall be correspondingly amended, deleted or replaced.

Section 5

ADVANCE NOTICE OF DIRECTOR NOMINATIONS

5.1 Nomination of Directors. Subject to the Act, applicable securities law and the articles, and for so long as the Corporation is a distributing corporation, only persons who are eligible under the Act and who are nominated in accordance with the following procedures will be eligible for election as directors of the Corporation at a meeting. Nominations of persons for election to the board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders if one of the purposes for which the special meeting was called is the election of directors, as follows:

(a)	by or at the direction of the board, including pursuant to a notice of meeting;

(b)	by or at the request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or

(c)	by any person or persons (each, a “Nominating Shareholder”) who, at the close of business on the date of the giving of the notice by the Nominating Shareholder provided for below in section 5.2 and at the close of business on the record date for notice of that meeting of shareholders, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at that meeting or who beneficially owns shares that are entitled to be voted at that meeting and provides evidence of ownership that is satisfactory to the board acting reasonably and who complies with the notice procedures set forth in section 5.2.

5.2 Notice of Nomination. In addition to any other requirements under applicable law, for a nomination to be made by a Nominating Shareholder, that person must have given notice thereof that is both timely in accordance with 5.3 and in proper written form in accordance with section 5.4 to the secretary of the Corporation in accordance with section 5.7. For the avoidance of doubt, the procedures set forth in this Section 5, shall be the exclusive means for any person to bring nominees for election to the board.

5.3 Timely Notice. To be timely, a Nominating Shareholder’s notice to the secretary of the Corporation must be given: (i) in the case of an annual meeting of shareholders (and including an annual and special meeting), not less than 30 days prior to the date of the meeting; provided, however, that if the date of the annual meeting of shareholders is less than 50 days after the date (the “Notice Date”) on which the first public disclosure of the date of the annual meeting was made by the Corporation, notice must be given by the Nominating Shareholder not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting of shareholders that is a meeting called for the purpose of electing directors, whether or not called for other purposes, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made by the Corporation; provided that, in the case of either (i) or (ii), where “notice-and-access”, as that term is defined in National Instrument 54-101, is to be used for the delivery of proxy-related materials and the Notice Date is not less than 50 days before the date of the meeting, not less than 40 days prior to the date of the meeting. In the event of an adjournment or postponement of a meeting, a new time period shall commence for the giving of a timely notice under section 5.3.

5.4 Information Required. To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Corporation must be in writing and set forth:

(a)	for each person whom the Nominating Shareholder proposes to nominate for election as a director:

(i)	the name, age, business and residential address of the person,

(ii)	the present principal occupation or employment of the person and the principal occupation or employment for the five years preceding the notice,

(iii)	whether the person is a “resident Canadian” within the meaning of the Act,

(iv)	the class or series and number of shares in the capital of the Corporation (or of its subsidiaries) which are controlled, directed or owned, beneficially or of record, directly or indirectly, by the person as of the record date for the meeting of shareholders (if that date has occurred, otherwise particulars will be provided as of the record date immediately following the occurrence of that date) and as of the date of the notice,

(v)	a description of any relationships, agreements, arrangements, or understandings (including financial, compensation or indemnity related) between the person or any affiliates or associates of, or any person or entity acting jointly or in concert with, the person or the Nominating Shareholder, in connection with the person’s nomination and election as director;

(vi)	a duly completed personal information form of the person in the forms as prescribed by the principal stock exchanges on which the securities of the Corporation are listed for trading; and

(vii)	any other information that would be required to be disclosed in a dissident’s proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act or applicable securities laws.

(b)	as to the Nominating Shareholder:

(i)	their name, business and residential address;

(ii)	the class or series and number of shares in the capital of the Corporation or any of its subsidiaries which are controlled, directed or owned, beneficially or of record, directly or indirectly, by the Nominating Shareholder or any other person with whom the Nominating Shareholder is acting jointly or in concert with respect to the Corporation or any of its securities the number of securities of each class of voting securities of the Corporation beneficially owned, or controlled or directed, directly or indirectly, by such Nominating Shareholder or any other person with whom such Nominating Shareholder is acting jointly or in concert (and, for each such person, rights to acquire shares in the capital of the Corporation, any derivatives or other securities, instruments or arrangements for which the value or delivery, payment or settlement obligations are derived from, referenced to or based on any such shares, and any hedging transactions, short positions and borrowing or lending arrangements relating to such shares) with respect to the Corporation or any of its securities, as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such nomination notice;

(iii)	their interests in, or rights or obligations associated with, any agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Corporation or the person’s economic exposure to the Corporation;

(iv)	full particulars of any proxy, contract, arrangement, agreement or understanding pursuant to which the Nominating Shareholder, or any of its affiliates or associates, or any person acting jointly or in concert with that person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the board; and

(v)	any other information that would be required to be disclosed in a dissident’s proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act or applicable securities laws; and

(c)	a consent duly signed by each person who is a proposed nominee to stand for election to the board and serve as a director if elected.

Reference to “Nominating Shareholder” in this section 5.4 will be deemed to refer to each shareholder that nominated or seeks to nominate a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making the nomination proposal.

5.5 Other Information. The Corporation may require any proposed nominee for election as a director to furnish such other information as may be necessary to determine the eligibility of that proposed nominee to serve as an independent director, in the same manner as would be required and disclosed by management nominees, to comply with the Act, applicable securities laws and the rules of any stock exchange on which the securities of the Corporation are then listed for trading. In addition, to be considered timely and in proper written form, a Nominating Shareholder’s notice will be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in that notice will be true and correct as of the record date for the meeting of shareholders to which that notice relates.

5.6 Discretion of the Chair. The chair of any meeting of shareholders of the Corporation shall have the power and duty to determine whether a nomination was made in accordance with the procedures of this section 5 and, if any proposed nomination is not in compliance with those provisions, to declare that the nomination is defective and will be disregarded.

5.7 Delivery of Notice. Notwithstanding any other provision of this by-law, notice given to the secretary of the Corporation by a Nominating Shareholder may only be given by:

(a)	personal delivery to the secretary of the Corporation at the address of the head office of the Corporation, or

(b)	sending to the secretary at the recorded address of the secretary by any means of transmitted or recorded communication, including email or facsimile transmission, and will be deemed to have been given:

(i)	if by personal delivery, at the time it is served, or

(ii)	if sent by transmission, at the time that confirmation of that transmission has been received;

and if notice is given in the required manner on a non-business day or on a business day later than 5:00 p.m. (Toronto time), it will be deemed to have been given on the next day that is a business day.

5.8 Board Discretion. Notwithstanding any of the foregoing, the board may, in its sole discretion, waive any requirement of this section 5.

Section 6

COMMITTEES

6.1 Committee of Directors. The board may appoint from its members one or more committees of directors, however designated, and delegate to those committees any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise.

6.2 Procedure. Unless otherwise determined by the board, each committee will have the power to fix its quorum at not less than a majority of its members, to elect its chair, and to regulate its procedure. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the board conducts its business.

6.3 Transaction of Business. The powers of a committee of directors may be exercised by a meeting at which a quorum of the committee is present, including as permitted by section 4.8, or by resolution in writing signed by all the members of that committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of any committee may be held at any place in or outside Canada.

6.4 Audit Committee. For so long as the Corporation is a distributing corporation, the board will elect annually from among its number an audit committee to be composed of not fewer than 3 directors each of whom must be independent in accordance with applicable securities laws. The audit committee will have the powers and duties delegated to it in accordance with section 6.1.

Section 7

OFFICERS

7.1 Appointment. The board may from time to time appoint a chair of the board, a chief executive officer, a lead director, a president, a chief financial officer, a secretary, and such other officers as the board may determine. The board or the chief executive officer may from time to time specify the duties of those officers and, in accordance with this by-law and subject to the provisions of the Act, the board may delegate to those officers the powers to manage the business and affairs of the Corporation. Any two or more offices may be held by the same individual, subject to applicable securities laws.

7.2 Chair of the Board. The chair of the board will be a director and will act as chair at all meetings of the board, meetings of any executive committee of the board, and meetings of the shareholders at which, in each case, he or she is present, unless the chair of the board or the board has assigned any of those duties to a lead director, if appointed, or other director. The board may assign to the chair of the board any of the powers and duties that are by any provisions of this by - law capable of being assigned to the chief executive officer; and the chair of the board will, subject to the provisions of the Act, have such other powers and duties as the board may specify.

7.3 Chief Executive Officer. The chief executive officer, subject to the authority of the board, will have general supervision of the business and affairs of the Corporation and such other powers and duties as are specified herein or by the board at any time.

7.4 Chief Financial Officer. The chief financial officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned to him or her from time to time by the board, the chair or the chief executive officer.

7.5 Secretary. The secretary will attend and be the secretary of all meetings of the board and shareholders and, if requested by committees of the board, of such committees, and will enter or cause to be entered in records kept for that purpose minutes of all proceedings of those meetings; the secretary will give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and, if requested, members of committees of the board; the secretary will be the custodian of the corporate seal of the Corporation, if any, and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the secretary will have such other powers and duties as the board or the chief executive officer may specify.

7.6 Powers and Duties of Officers. The powers and duties of all officers shall be in accordance with the terms of their engagement or as the board or (except for those whose powers and duties are to be specified only by the board) the chief executive officer may specify. The board and (except as provided above) the chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

7.7 Term of Office. The board, in its discretion, may remove any officer of the Corporation, without prejudice to that officer’s rights under any employment contract. Otherwise, each officer appointed by the board will hold office until the earlier of the time when that person’s successor is appointed or the time when the officer resigns.

7.8 Agents and Attorneys. The board will have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub- delegate) as may be thought fit.

Section 8

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

8.1 Limitation of Liability. Every director and officer of the Corporation in exercising his or her powers and discharging his or her duties will act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer will be liable for the acts, omission, failures, neglects or defaults of any other director or officer or employee, or for joining in any act for conformity, or for any loss, damage or expense happening suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation will be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation will be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which will happen in the execution of the duties of his or her office or in relation thereto, unless the same are occasioned by his or her own willful neglect or default; provided that nothing herein will relieve any director or officer from the duty to act in accordance with the Act and the Regulations or from liability for any breach thereof.

The directors of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done, or entered into on behalf of the Corporation, unless as such shall have been submitted to and authorized or approved by the board.

8.2 Indemnity. Subject to the limitations contained in the Act, the Corporation will indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and that person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a fine or judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation or such body corporate.

The Corporation will also indemnify that person in such other circumstances as the Act permits or requires. Nothing herein shall limit the discretion of the Corporation to indemnify or limit the right to indemnity to make a claim therefor, apart from the provisions of this section 8.

8.3 Advancement of Expenses. The Corporation shall pay the expenses (including legal fees, disbursements and charges) actually and reasonably incurred by a director or officer, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer (or an individual acting in a similar capacity) of another entity which the Corporation is or was is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and that person’s heirs and legal representatives, in defending any action or proceedings in advance of its final disposition, upon receipt of an undertaking by or on behalf of such individual to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such individual is not entitled to be indemnified for such expenses under this section 8.3 or otherwise. The individual shall repay the monies if he or she does not fulfill the conditions of section 8.4.

8.4 Exclusions. The Corporation shall not indemnify an individual under this section 8 unless he or she:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he or she acted as a director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

8.5 Non-Exclusivity of Rights. The rights conferred on any individual by this section 8 will not be exclusive of any other right which such individual may have or hereafter acquire under any statute, articles, by-laws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Act.

8.6 Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 8.2.

8.7 Repeal, Amendment or Modification. Any amendment, repeal or modification of this section shall not adversely affect any right or protection hereunder of any individual in respect of any act or omission occurring before the time of such repeal or modification.

Section 9

SHARES

9.1 Allotment. Subject to the provisions of the Act, the board may from time-to-time allot or grant the right to purchase the whole or any part of the authorized and unissued shares of the Corporation at the times, to the persons, and for the consideration as the board determines, provided that no share will be issued until it is fully paid as prescribed by the Act.

9.2 Commissions. The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of that person’s purchasing or agreeing to purchase shares or other securities of the Corporation from the Corporation or from any other person or procuring or agreeing to procure purchasers for any such shares or other securities.

9.3 Registration of Transfer. Subject to the Act, no transfer of a share will be registered in a securities register except upon compliance with the reasonable requirements of the Corporation and its transfer agent(s).

9.4 Transfer Agents and Registrars. The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers of transfers, but one person may be appointed both registrar and transfer agent. The board may terminate that appointment at any time.

9.5 Non-Recognition of Trusts. Subject to the provisions of the Act, the Corporation is entitled to treat the registered owner of a security of the Corporation as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of that security, and otherwise to exercise all the rights and powers of an owner of that security.

9.6 Share Certificates. Every holder of one or more shares of the Corporation will be entitled, at the holder’s option, to a share certificate, or to a non-transferable written acknowledgement of the holder’s right to obtain a share certificate, stating the number and class or series of shares held by the holder as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, will be in the form as approved by the board from time to time. Any share certificate will be signed in accordance with section 2.4 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed will not be valid unless countersigned by or on behalf of that transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and that facsimile signature will for all purposes be deemed to be the signature of the officer whose signature it reproduces and will be binding upon the Corporation. A share certificate executed as set out above will be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

9.7 Non-Certificated Registered Owners. For greater certainty, but subject to subsection 49(1) of the Act , a registered shareholder may have their holdings of shares evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on the register of shareholders to be kept by the Corporation in place of a physical share certificate pursuant to a registration system that may be adopted by the Corporation, in conjunction with its transfer agent. This By-Law shall be read such that a registered holder of shares of the Corporation pursuant to any such electronic, book-based, direct registration service or other non-certificated entry or position shall be entitled to all of the same benefits, rights, entitlements and shall incur the same duties and obligations as a registered holder of shares evidenced by a physical share certificate. The Corporation and its transfer agent may adopt such policies and procedures and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a share registration system by electronic, book-based, direct registration system or other non-certificated means.

9.8 Replacement of Share Certificates. The board or any officer or agent designated by the board may in its or his or her discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken if the owner:

(a)	so requests before the Corporation has notice that the security has been acquired by a bona fide purchaser;

(b)	furnishes the Corporation with an indemnity bond sufficient, in the discretion of the board, to protect the Corporation; and

(c)	satisfies any other reasonable requisites imposed by the Corporation from time to time, whether generally or in any particular case.

9.9 Joint Shareholders. If two or more persons are registered as joint holders of any share, the Corporation will not be bound to issue more than one certificate or written acknowledgement referred to in section 9.8 in respect thereof, and delivery of that certificate or written acknowledgement to one of those persons will be sufficient delivery to all of them. Any one of those persons may give effectual receipts for the certificate or written acknowledgement issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of that share.

9.10 Deceased Shareholders. In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation will not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

Section 10

DIVIDENDS AND RIGHTS

10.1 Dividends. The board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid by issuing fully paid shares of the Corporation and, subject to the provisions of the Act, in money or property. Any dividend unclaimed after a period of 6 years from the date on which the dividend was declared to be payable will be forfeited and will revert to the Corporation.

10.2 Dividend Payments. Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the board may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all those joint holders and, if applicable, sent to them at their recorded address, unless those joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the board in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable. In the event of non-receipt of any payment made as contemplated by this section 10.2 by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The board may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

10.3 Record Date for Dividends and Rights. The board may, within the period prescribed by the Act, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation and notice of the record date will be given within the prescribed period in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation will be at the close of business on the day on which the directors pass the resolution relating thereto.

Section 11

MEETINGS OF SHAREHOLDERS

11.1 Annual Meetings. Subject to the Act, the annual meeting of shareholders will be held at the time in each year and, subject to section 11.3, at the place as the board may from time to time determine, for the purposes of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing the auditor, and for the transaction of other business as may properly be brought before the meeting.

11.2 Special Meetings. The board, chair of the board, lead director, or the chief executive officer will have the power to call a special meeting of shareholders at any time.

11.3 Place of Meetings. Meetings of shareholders will be held in the municipality in which the registered office of the Corporation is located or at another place in Canada as the board determines. Notwithstanding the foregoing, if the board or shareholders calling a meeting of shareholders so determine, that meeting may be held entirely by means of a telephonic, electronic or other communication facility made available by the Corporation that permits all participants to communicate adequately with each other during the meeting in accordance with the Act and a person participating in a meeting by those means is deemed to be present at the meeting.

11.4 Access to Meeting by Electronic Means. If the board determines to facilitate shareholder access to a meeting of shareholders taking place in person by providing an alternative means of access through a telephonic or electronic facility (including broadcast, streaming or other communication means) that permits participants to view the proceedings of the meeting and may permit the submission of questions or comments, then any failure to permit all participants to communicate adequately with each other during the meeting will not invalidate the meeting or the validity of the proceedings at the meeting.

11.5 Notice of Meetings. Notice of the time and place of each meeting of shareholders will be given in the manner provided in section 12 within the prescribed period to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and include the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may, in any manner, waive notice of or otherwise consent to a meeting of shareholders.

11.6 Chair, Secretary and Scrutineers. The chair of any meeting of shareholders will be the chair of the board or lead director, if so delegated by the chair of the board or the board, or, in their absence, the chief executive officer; failing which, another officer of the Corporation will act as chair. If none of those persons is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote will choose one of their number to be chair. If the secretary of the Corporation is absent, the chair will appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by the chair of the meeting or with the consent of the meeting.

11.7 Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders will be those entitled to vote thereat, the directors and auditors of the Corporation, and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

11.8 Quorum. A quorum for the transaction of business at any meeting of shareholders will be 3 persons present in person, each being a shareholder or representative duly authorized in accordance with the Act entitled to vote thereat or a duly appointed proxy for a shareholder so entitled and holding or representing, in the aggregate, not less than 33 1/3% of the votes entitled to be cast at the meeting. If a quorum is present at the opening of the meeting, the shareholders present in person or by proxy may proceed with the business of the meeting even if a quorum is not present throughout the meeting.

11.9 Proxies. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act as that shareholder’s nominee at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy must be in writing executed by the shareholder or the shareholder’s attorney or authorized representative and conform with the requirements of the Act. The chair of the meeting shall have the discretion to decide, or to delegate decision-making authority to the scrutineer to decide on the chair’s behalf, on the sufficiency of the documentation provided to evidence the authority of the shareholder’s attorney or authorized representative to act as the shareholder’s nominee at the meeting.

11.10 Time for Deposit of Proxies. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of that meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at that meeting must be deposited. A proxy will be acted upon only if, prior to the time so specified, it has been deposited with the Corporation or an agent thereof specified in that notice or, if no time is specified in that notice, unless it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting.

11.11 Joint Shareholders. If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they will vote as one on the shares jointly held by them.

11.12 Votes to Govern. At any meeting of shareholders, unless otherwise required by the articles, by-laws, or applicable law, every question will be determined by the majority of the votes cast on the question. In case of an equality of votes, the chair of the meeting will not be entitled to a second or casting vote.

11.13 Show of Hands. Subject to the provisions of the Act, any question at a meeting of shareholders will be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote will have one vote. Whenever a vote by show of hands has been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting will be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken will be the decision of the shareholders upon the said question. Any vote referred to in section 11.12 and this section 11.13 may be held, subject to and in accordance with the Act, partly or entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility. Any person participating in a meeting of shareholders under section 11.3 and entitled to vote at that meeting may vote, subject to and in accordance with the Act by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

11.14 Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chair or any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded will be taken in the manner directed by the chair. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present will be entitled, in respect of the shares that person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of that ballot will be the decision of the shareholders upon that question.

11.15 Adjournment. If a quorum is not present at the opening of a meeting of shareholders, the chair of the meeting may, with the consent of the shareholders present, adjourn the meeting to a fixed time and place but may not transact any other business. The chair may decide, in the chair’s discretion, to adjourn a properly constituted meeting of shareholders, with the consent of the shareholders present and subject to the conditions determined by the shareholders, to a fixed time and place. If a meeting of shareholders is adjourned for less than 30 days, it will not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting will be given as for an original meeting.

11.16 Action in writing by shareholders. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders, unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor, in each case in accordance with the Act.

Section 12

NOTICES

12.1 Method of Giving Notice. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Regulations, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor, or member of a committee of the board will be sufficiently given and deemed to be delivered:

(a)	if delivered personally to the person to whom it is to be given or to that person’s recorded address, when it is delivered;

(b)	if mailed to that person at that person’s recorded address by prepaid mail, when deposited in a post office or public letter box; or

(c)	if sent to that person at that person’s recorded address by any means of transmitted or recorded communication, including email or facsimile transmission, when confirmation of completed transmission is received by the sender.

The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor, or member of a committee of the board in accordance with any information believed by the secretary to be reliable. Notwithstanding the foregoing, subject to the Act and applicable securities laws, any notice will be deemed to be sufficiently given and delivered if given in accordance with notice and access provisions as set out therein.

12.2 Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice will be addressed to all of those joint holders but notice to one of those persons will be sufficient notice to all of them.

12.3 Computation of Time. In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice and the date of the meeting or other event will both be excluded.

12.4 Undelivered Notices. If any notice given to a shareholder pursuant to section 12.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation will not be required to give any further notices to that shareholder until that shareholder informs the Corporation in writing of that shareholder’s new address.

12.5 Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof will not invalidate any action taken at any meeting held pursuant to that notice or otherwise founded thereon.

12.6 Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, will become entitled to any share, will be bound by every notice in respect of that share which has been duly given to the shareholder from whom that person derives that person’s title to that share prior to that person’s name and address being entered on the securities register (whether that notice was given before or after the happening of the event upon which that person became so entitled) and prior to that person’s furnishing to the Corporation the proof of authority or evidence of that person’s entitlement prescribed by the Act.

12.7 Waiver of Notice. Any shareholder (or duly appointed proxyholder), director, officer, auditor, or member of a committee of the board may at any time waive the sending of any notice, or waive or abridge the time for any notice, required to be given to that person under any provision of the Act, the Regulations, the articles, the by-laws or otherwise and that waiver or abridgement will cure any default in the giving or in the time of that notice, as the case may be. Any waiver or abridgement will be in writing except a waiver of notice of a meeting of the board or of any committee of the board, which may be given in any manner.

12.8 Electronic Documents. A requirement under these by-laws that a notice, document or other information be provided in writing may be satisfied by providing an electronic document and a requirement under these by-laws for a signature or that a document be executed, in relation to an electronic document, may be satisfied, in each case, if the requirements in the Act (or any duly granted exemption under the Act) in respect thereof are met.

Section 13

REPEAL

13.1 Repeal. All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. That repeal will not affect the previous operation of the repealed by-laws or affect the validity of any act done or right, privilege, obligation, or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained prior to, that repealed by-law prior to its repeal. All officers and persons acting under that by- law so repealed will continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under that repealed by-law will continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

Section 14

EFFECTIVE DATE

14.1 Effective Date. This by-law will come into force when enacted by the directors, subject to the Act.

ENACTED by the board the 9th day of December, 2024.

CONFIRMED by the shareholders the ___ day of June, 2025